                                                                    EXHIBIT 10.2

(Certain portions have been omitted pursuant to a request for confidentiality and have been separately filed with the Securities and Exchange Commission)


                                  SUBCONTRACT

                                                    DATE: ___June 10, 1998_____
SECTION 1.

CONTRACTOR:             Sargent Electric Company
ADDRESS:                28th and Liberty Avenue
                        Pittsburgh, PA 15230
                        --------------------------------------------------------
SUBCONTRACTOR           Telenetics
                        --------------------------------------------------------
ADDRESS:                26772 Vista Terrace Drive, Lake Forest, CA 92630
                        --------------------------------------------------------
DESCRIPTION:                                       JOB NO:   U5079-0161
                        --------------------------         ---------------------
OWNER:                  Duquesne Light Company
                        --------------------------------------------------------
Owner:
                        --------------------------------------------------------
ADDRESS:                411 7th Avenue, Pittsburgh, PA 15230
                        --------------------------------------------------------
PLANS & SPECIFICATIONS
ENTITLED:
                        --------------------------------------------------------
PREPARED BY:            Bruce Sisson               DATED:    June 10, 1998
                        --------------------------        ----------------------

SECTION 2. ________ Telenetics__________________(hereinafter "Subcontractor") and Sargent Electric (hereinafter "Sargent") agree that the equipment to be furnished and the work to be done by the Subcontractor are as follows:

Deliver the first 1,830 Omega 1, 2, & 3 Interface Cabinets per the attached Duquesne Light Company-Telenetics shipping schedule (Attachment A)

and riders Telenetics General Conditions of Purchase (Attachment B) attached hereto, ALL IN ACCORDANCE WITH DUQUESNE LIGHT COMPANY/ TELENETICS SPECIFICATIONS (ATTACHMENT C), THEREFOR AS DEFINED IN SECTIONS 1, 2 AND 3 OF THE ATTACHED ADDITIONAL PROVISIONS OF SUBCONTRACT (HEREINAFTER "GENERAL CONTRACT").

SECTION 3. This contract shall be subject to all of the "ADDITIONAL PROVISIONS OF SUBCONTRACT" which are hereby expressly incorporated herein and made a part hereof.

SECTION 4. The Subcontractor agrees: (1) to keep himself thoroughly informed as to the progress of the job; (2) to begin work upon notification by Sargent; (3) to prosecute the work as and when directed by Sargent; (4) to perform the work in accordance with the highest professional standards applicable to the performance of like work; (5) and to perform the full extent of the work covered by this Subcontract so as to assume all the obligations of Sargent therefor. Subcontractor further acknowledges that time is of the essence in performance of the work and failure to perform the work within the time specified shall be grounds for termination by Sargent. Subcontractor specifically agrees to provide all necessary coordination required to fully complete the work in accordance with the scheduling requirements of the project set forth in the Duquesne Light Company Schedule.

                         An Equal Opportunity Employer

06/10/98                                                             Page 1 of 6

SECTION 5. IN CONSIDERATION WHEREOF, Sargent agrees to pay the Subcontractor for the full and faithful performance of its work the sum of [Confidential portion omitted and filed separately with the Securities and Exchange Commission] in current funds, subject to additions and deductions for changes as may be agreed upon, provided that no payments are to be made unless the Subcontractor's rate of progress, work done and material furnished are satisfactory to Sargent and the Owner, and as herein agreed upon. Payments shall be made as follows:

     . A payment of $ [Confidential portion omitted and filed separately with the Securities and Exchange Commission] to cover start-up costs shall be paid upon acceptance of this subcontract.
     . Delivery of 10 each of Omega 1, 2, & 3 Communication Interface Cabinets. . Functional Acceptance Testing and Acceptance by Duquesne Light Company.* . A progress payment of $ [Confidential portion omitted and filed separately with the Securities and Exchange Commission] shall be paid upon receipt of the next 1,000 units (on or about July 17).
     . A second progress payment of $ [Confidential portion omitted and filed separately with the Securities and Exchange Commission] shall be paid upon receipt of the next 800 units (partial shipment on of about July 24, balance on or about July 31).
     . Should the value of the products contemplated by this Agreement be less than the sum of the above start-up and progress payments, said amount shall be credited to future invoicing.

     *Note: No equipment delivery will be accepted, nor progress payment due until Duquesne Light Company acceptance of the initial 30 units.

NOTE: Subcontractor must file a Certificate of Insurance with Sargent prior to starting work, (naming Sargent and Duquesne Light Company as an additional insured). All invoices must be submitted in duplicate and signed "APPROVED" by the Sargent and Duquesne Light Company project managers prior to processing for payment.

Subcontractor represents that it has examined this Subcontract and the referenced contract documents and understands the Owner's expected functionality for the subcontracted Equipment, and that it enters this Subcontract on the basis of its own examination and evaluation and not any representations of Sargent.

IN WITNESS WHEREOF, The parties hereto have executed this agreement for themselves, their heirs, executors, successors, administrators and assigns, on the day and year first above written.

CONTRACTOR: Sargent Electric Company                 Telenetics Corporation
                                               --------------------------------
                                                         SUBCONTRACTOR

BY /s/   ILLEGIBLE SIGNATURE                       /s/ MICHAEL A. ARMANI
------------------------------------------     --------------------------------

General Manager/utility                                   President
------------------------------------------     --------------------------------
                 TITLE                                     TITLE

/s/   ILLEGIBLE SIGNATURE                         /s/ ILLEGIBLE SIGNATURE
------------------------------------------     --------------------------------
                WITNESS                                     WITNESS

                         An Equal Opportunity Employer

06/10/98                                                             Page 2 of 6

SARGENT ELECTRIC COMPANY
Standard Subcontract Form

                     ADDITIONAL PROVISIONS OF SUBCONTRACT

     1. The phrase "General Contract" shall be deemed to mean the contract between Sargent and the Owner with reference to the work described in Section 1 of this Subcontract, together with Attachments A, B, and C therein, all of which are made a part of this Subcontract and fully incorporated herein by reference.

        Whenever the requirements of the General Contract are more inclusive or more restrictive than the terms of this Subcontract, the provisions of the General Contract shall apply and the foregoing shall include but are not limited to quantities, dates, tests, insurance, warranties, etc.

     2. The Subcontractor agrees to furnish the Equipment required by this Subcontract strictly in accordance with all plans and specifications of the General Contract.

     3. The Subcontractor agrees that he will so perform this agreement as not to violate any term, covenant or condition of said General Contract. The relationship of the Subcontractor hereunder towards Sargent shall be the same as that of Sargent towards the Owner under said General Contract and the relationship of Sargent hereunder to the Subcontractor shall be the same as that of the Owner towards Sargent under said General Contract.

     4. The Subcontractor shall submit to Sargent's Office, requisitions for payment, covering the value of the work completed to the satisfaction of the Owner during that month. Such invoice shall be submitted in time for processing and submission to the Owner.

     5. The Subcontractor shall furnish Sargent with such partial releases and waivers of lien from Subcontractor's materialmen and creditors as Sargent may request from time to time on labor and/or material and/or other claims, and final releases and waivers of lien at the time of final payment on this Subcontract.

     6. The Subcontractor shall furnish, if requested by Sargent, sworn affidavits from time to time, in accordance with the form provided by Sargent, which shall state amounts due or to become due, amounts paid, and any other information clearly to indicate the financial condition of the Subcontractor, insofar as it relates to labor and material furnished, under this Subcontract, and Sargent may take such steps as he may deem necessary to protect itself against any claims including the withholding of payment and the right to issue joint checks, until satisfactory evidence is received indicating all claims have been satisfied. If at any time Sargent shall determine that the Subcontractor's financial condition has become, in his opinion, unsatisfactory the Subcontractor shall furnish satisfactory security to Sargent within three days after written notice to his last known address and in default of furnishing said security, Sargent shall have the option to cancel this contract. In case of such cancellation the rights of Sargent shall be the same as if the Subcontractor had failed to perform this contract in whole or in part.

                         An Equal Opportunity Employer

SARGENT ELECTRIC COMPANY
Standard Subcontract Form

     7. The Subcontractor agrees that monies received for the performance of this contract shall be held in trust for payment for labor and material entering into this work and said monies shall not be diverted to satisfy obligations of the Subcontractor on other contracts.

     8. The right is reserved by Sargent to require changes in, deviations from, additions to, and omissions from, the work herein contracted, and the subcontract price shall be adjusted accordingly. Before proceeding with any change, deviation, addition or omission, the Subcontractor will first obtain written authorization from Sargent, which authorization will state the amount by which the Subcontract will be adjusted, if any.

     9. Subcontractor shall comply with all federal, state and municipal laws, codes, regulations and ordinances effective where the work under this contract is to be performed, and same shall govern where more restrictive than as set out in plans or specifications.

     10. This Subcontract shall supersede and take precedence over any and all proposals, correspondence, and oral agreements made prior to the date hereof.

     11. This Subcontract shall not be altered, modified or amended except by further written agreement signed by both parties hereto.

     12. The Subcontractor shall not sublet any portion of this subcontract without the written consent of Sargent first had and obtained.

     13. Subcontractor shall not assign, or attempt to assign in any manner at any time any funds accrued or to accrue under this subcontract without prior written consent of Sargent, and no such assignment shall be binding on Sargent unless and until accepted in writing by Sargent.

     14. The Subcontractor agrees to prosecute his work, and the several parts thereof at such times and in such order as defined in Attachment to avoid any delay in the completion of the project as a whole. The Subcontractor shall reimburse Sargent for any loss, damage or extra expense paid or incurred by Sargent, subject to the terms set forth in Attachment B. In case Sargent or the Owner deems this procedure necessary for proper conduct of the work, all monies expended therefor shall be deducted from the contract price herein stated, and if such expenditures exceed the amount otherwise due to the Subcontractor hereunder the Subcontractor agrees to pay to Sargent on demand the full amount of such excess, together with interest thereon at the rate of__18_________ percent (_18__%) per annum, until paid.

     15. The Subcontractor shall promptly amend and make good any defective equipment to the entire approval and acceptance of the Owner. Telenetic's obligation and liability shall be as set forth in Attachment B.

     16. The Subcontractor shall furnish all guarantees, warranties and operating instructions, etc., as required by the Attachment B.

     17. To the fullest extent permitted by law, Subcontractor shall indemnify, defend and save Sargent and Owner harmless from and against all suits, claims, damages or expenses

                         An Equal Opportunity Employer

SARGENT ELECTRIC COMPANY
Standard Subcontract Form

(including attorneys fees), arising from any act, omission or negligence of Subcontractor, its agents, employees, suppliers or subcontractors in connection with Equipment supplied under this Subcontract, for or on account of any claim arising out of: (1) any personal injury or death, including claims by any of Subcontractor's employees for which Subcontractor would otherwise be immune by virtue of any state workers' compensation law; (2) any damage to property; (3) anything to be supplied hereunder infringing or being covered by a patent not owned by Subcontractor; (4) the filing of any claims or liens by anyone furnishing labor and/or materials to the Project; or (5) the breach of any federal, state or local statute, ordinance or regulation.

     18. Anti-Discrimination (a) The Subcontractor, in performing the work required by this contract, shall not discriminate against any employees or applicants for employment because of race, religion, creed, sex, national origin, age, veteran status, and non-job related disability. The Subcontractor is required to pursue actively a policy of non-discrimination in accordance with directives of the Owner and a failure to do so may result in a cancellation of this Subcontract.

          (b) The Subcontractor agrees that the provisions of paragraph (a) above and any other provisions required by the General Contract to be included will be inserted in all of its subcontracts or in its purchase orders or contracts if so required by the General Contract.

          (c) Sargent shall not be liable to Subcontractor for any delay to Subcontractor's work resulting from the act, negligence or default of the Owner, or on account of any acts of God or any other cause beyond Sargent's control; or on account of any circumstances caused or contributed to by Subcontractor.

          (d) Should the Owner delay Subcontractor's work, then and in such event Sargent shall owe Subcontractor therefor only an extension of time for completion equal to the delay caused, and then only if written claim is made to Sargent within forty-eight (48) hours from the beginning of the delay and only to the extent Sargent receives an extension of time from the Owner.

     19. Subcontractor agrees to guarantee its work against all defects in materials or workmanship, as called for in Attachment B.

     20. Notwithstanding any other provision herein to the contrary, and in addition to any other provision herein provided for cancellation, it is expressly agreed by Subcontractor that if at any time prior to final completion of the work Subcontractor is in default in any respect in performance or in compliance with any requirement of this Subcontract, Sargent may give written notice to Subcontractor stating the nature of the default, and if such default has not been remedied within twenty-four (24) hours from the time of delivery of such notice to Subcontractor. Sargent may thereafter at any time, so long as such default continues, cancel this Subcontract forthwith, without further notice to Subcontractor. And it is expressly agreed that no prior failure to exercise this right of cancellation shall ever be construed as a waiver of this right of cancellation. In the event of such cancellation, terms set forth in Attachment B shall apply.

     21. Subcontractor agrees to exhaust the remedies available to Sargent under the General Contract prior to commencing any separate arbitration against Sargent for recovery. Subcontractor agrees to be bound to Contractor to the same extent as Sargent is bound to Owner by the final

                         An Equal Opportunity Employer

SARGENT ELECTRIC COMPANY
Standard Subcontract Form

decision of any court or arbitration panel, whether or not Subcontractor is a named party to any such proceeding.

          Any claims asserted by Subcontractor for additional compensation or damages for extra work directed by Owner or project delays caused by Owner will, at Sargent's option, be passed through to Owner, in Sargent's name, and Subcontractor will prosecute such claims at its cost.

          At Sargent's option, Subcontractor agrees to a joint arbitration with Owner, Sargent and Subcontractor in Pittsburgh, Pennsylvania with respect to any claim, dispute or other matter substantially involving the rights, duties and obligations of each such party if complete relief is to be obtained.

          No arbitration or court proceeding may be commenced by Subcontractor later than one year following delivery of last unit.

          Any controversies arising between the parties to this contract and not resolved in normal negotiations shall be settled under the principles established by the arbitration clause of the General Contract, if any. In the absence of such arbitration provision in the General Contract, disputes shall be settled under the rules of the American Arbitration Association.

     22. Subcontractor hereby waives and releases all liens or right of liens now existing or that may hereafter arise for any and all work or labor performed or material furnished under this Subcontract, upon said facility, or monies due or to become due to Sargent and agrees to furnish a good and sufficient waiver of lien in proper form for filing from every person or entity furnishing labor or materials for this Project under Subcontractor.

     23. It is further understood that Owner has the right to approve or disapprove of all Subcontractors and in the event Owner does not approve of this Subcontract it shall become null and void. If Owner subsequently terminates the General Contract, Sargent may in turn terminate this Subcontract by giving Subcontractor written notice. In such case, Sargent will pay Subcontractor pursuant to the term of Attachment B.

                         An Equal Opportunity Employer

(Attachment A)
--------------

                             DUQUESNE LIGHT COMPANY
                      Customer Advanced Reliability System

                   PROJECTED OMEGA CABINET DELIVERY SCHEDULE
                          THROUGH FIRST TWO PURCHASES

             June          July                                August                   September                  October
------------------------------------------------------------------------------------------------------------------------------------

Omega        6/19   6/26   7/3    7/10    7/17   7/24   7/31   8/7   8/14  8/21   8/28   9/4   9/11   9/18   9/25  10/2   Total
Cabinet
------------------------------------------------------------------------------------------------------------------------------------

1            10                    500    500                        400   200    200    200   200    200    200    200   2,810
------------------------------------------------------------------------------------------------------------------------------------

11                    10                                400   400    200   400    400    400   400    400    400    400   3,810
------------------------------------------------------------------------------------------------------------------------------------

111                   10                         400          200    200   200    200    200   200    200    200    200   2,210
------------------------------------------------------------------------------------------------------------------------------------

Total        10       20           500    500    400    400   600    800   800    800    800   800    800    800    800   8,830
------------------------------------------------------------------------------------------------------------------------------------


                                                                         6/11/98

Purchase Order No.___U5079-0161_______________________Dated:__June 10, 1998_____

(Attachment B)
--------------

                        GENERAL CONDITIONS OF PURCHASE

1.  PAYMENT

    Start-up and progress payments shall be as detailed in the governing subcontract.

    Unit prices for quantities of interface cabinets shall be as follows for quantities delivered through the end of 1998:

       Omega 1 Communication Interface Cabinet - $ [Confidential portion omitted and filed separately with the Securities and Exchange Commission] Plus Shipping
       Omega 2 Communication Interface Cabinet - $ [Confidential portion omitted and filed separately with the Securities and Exchange Commission]Plus Shipping
       Omega 3 Communication Interface Cabinet - $ [Confidential portion omitted and filed separately with the Securities and Exchange Commission]Plus Shipping

       The above unit prices assume that the minimum delivered quantity of Interface Cabinets shall not be less than 10,000 units for use on the Duquesne Light Company Project in 1998.

    Terms of payment against shipments are net fifteen (15) days after the date of the Telenetic's invoice. Amounts not paid when due shall bear interest at the lesser of one and one-half (1.5%) percent per month and the highest legal rate, and may result in the imposition by Telenetics of modified credit terms.

2.  PRICES AND TAXES

    Prices are exclusive of all federal, state, municipal or other government excise, sales, use, occupational or like taxes or duties now in force or enacted in the future. Any such tax, fee, or charge of any nature whatsoever imposed by any governmental authority on or measured by the transaction between Telenetics and Sargent Electric shall be paid by the Sargent Electric in addition to the prices quoted or invoiced. In the event Telenetics is required to pay any such tax, fee, or a charge, at the time of sale or thereafter, Sargent Electric shall reimburse Telenetics thereof.

3.  SHIPMENT AND DELIVERY

    All shipments herein shall be F.O.B. Jobsite (Greater Pittsburgh, PA area) via ground freight using a Common Carrier, unless otherwise requested by the Sargent Electric. The time of delivery is the time the Product is delivered to the first jobsite by the carrier. All shipping charges shall be paid by Telenetics, and set forth as a separate item on the Telenetics invoice.

4.  TITLE AND RISK OF LOSS

    Title to the Product shall pass to Sargent Electric upon delivery thereof by the carrier to the jobsite and upon delivery Sargent Electric shall be responsible for and bear all future risk of loss or damage to the Products. Telenetics shall be responsible for shipping damage,

General Conditions of Purchase
--------------------------------------------------------------------------------

    and retain a security interest in the Products until payment in full.

5.  PROPRIETARY INFORMATION

    Products contain valuable proprietary programs and data. Telenetics retains for itself all title and proprietary rights in and to all designs, engineering details, software resident in Read-Only Memories (ROM's), and other program data contained in any Product sold.

    Sargent Electric shall treat any information disclosed to Sargent Electric hereunder, which is identified as confidential or proprietary, in strict confidence and shall not disclose such information to third parties or use it for any purpose other than the purpose for which it was disclosed to Sargent Electric.

6.  LIMITED PRODUCT WARRANTY

    Telenetics warrants that the Product sold will be free from defects in material and workmanship and perform to Telenetics' applicable published specifications for a period of 18 months from the date of delivery to Sargent Electric or 12 months from placement into service, whichever occurs first. The liability of Telenetics hereunder shall be limited to replacing or repairing, at its option, any defective Products which are returned F.O.B., Telenetics' facility, Lake Forest, California (or, at Telenetics' option refunding the purchase price of such products). In no case are Products to be returned without a Sargent Electric return order number from Telenetics. Telenetics shall not be liable for any consequential or incidental damages, except in the case of equipment failure in excess of 5% (of the installed units), at which time Telenetics shall be liable for shipping and in and out charges in addition to the above stated remedy (or other mutually agreed upon method of remediation). In and out charges shall be fixed at $50.00 per occurrence.

    Products that have been subject to abuse, misuse, accident, alteration, neglect, unauthorized repair or installation are not covered by the warranty. Telenetics shall make the final determination as to the existence and cause of any alleged defect. No liability is assumed for expendable items such as lamps and fuses. No warranty is made with respect to custom except as specifically stated in writing by Telenetics in the agreement for such custom products. For the purposes of this Agreement, no products delivered for the Duquesne Light Company Project shall be considered custom products.

    This warranty is the only warranty made by Telenetics with respect to the goods delivered hereunder, and may be modified or amended only by a written instrument signed by a duly authorized officer or Telenetics and accepted by Sargent Electric.

    This warranty and limitation extends to Sargent Electric, Duquesne Light Company, and to users of the product and is in lieu of all warranties with respect to the product whether express, implied, or statutory, including without limitation the implied warranties of merchantability and fitness for a particular purpose, provided, however, that all advertised functionality is delivered. This advertised functionality includes, but is not necessarily limited to, specific Alpha meter outage notification to Duquesne Light Company's MV-90 system, and Alpha meter serial number recognition and automated modem port assignment/reporting.

General Conditions of Purchase
--------------------------------------------------------------------------------

7.  PATENT AND COPYRIGHT INDEMNITY

    Telenetics warrants that the use of the Products and documentation furnished to Sargent Electric shall be free and clear of infringement of and United States patent or registered copyright covering the structure of such articles or documentation. In the event of a claim, suit or action against Sargent Electric alleging such infringement, Telenetics shall defend and save Sargent Electric harmless from liability, as finally determined by a court of competent jurisdiction, for such infringement, provided that Sargent Electric shall have made timely payment of all amounts due for the article involved in the claim, suit or action, that Sargent Electric shall have notified Telenetics promptly in writing of such claim, suit or action, that Sargent Electric shall have given Telenetics all proper information and assistance requested by Telenetics and full and exclusive control of the defense thereof, and that Telenetics shall have the sole right to settle or compromise such claim, suit or action. In the event that a final injunction is obtained in such action against the use of the Products or any part thereof by reason of infringement of a United States patent or otherwise within the scope of this Paragraph, Telenetics will, at its option either:

    (a) Procure for Sargent Electric, at Telenetics' expense, the right to continue using the Products;

    (b)  Replace or modify the same so that it shall be non-infringing; or

    (c) Direct Sargent Electric to return such Products to Telenetics, and refund to Sargent Electric the purchase price originally paid less a use credit equal to the depreciation of the installed units based on a 10-year straight lined depreciation method. in addition to the above purchase price rebate, less use fee, Telenetics shall be liable for all in and out and shipping fees arising out of above said injunction.

    Telenetics shall only resort to option (c) after having exerted reasonable effort to remedy the situation by first utilizing option (a) or (b). Telenetics has no liability for any claim, suit or action pursuant to this Paragraph based upon or arising out of the combination, operation or use of the Products with Products or items not furnished by Telenetics. The foregoing states Telenetics' entire liability and obligations and Sargent Electric's exclusive remedy with respect to any claim, suit or action alleging infringement of any intellectual property rights.

8.  SOFTWARE AND PRODUCT LICENSE

    Program and product will be licensed to Sargent Electric and Duquesne Light Company pursuant to the terms and conditions of Telenetics' Software Products License. These general terms and conditions shall not be valid until a mutually acceptable software and product license is executed by all parties.

9.  LIMITATION OF LIABILITY

    Telenetics shall not be liable for any loss, damages, or penalty resulting from delay in delivery when such delay is due to causes beyond the reasonable control of Telenetics,

General Conditions of Purchase
--------------------------------------------------------------------------------

     including but not limited to supplier delay, force majeure, act of God, labor unrest, fire, explosion, or earthquake. In any such event, the delivery date shall be deemed extended for a period equal to the delay.

     Telenetics' liability under, for breach of, or arising out of this Purchase Order shall be limited to refund of the purchase price, except for in and out and shipping costs listed in Sections 6. and 7. above. In no event shall Telenetics be liable for costs of procurement of substitute goods by the Sargent Electric. In no event shall Telenetics be liable for any consequential, or incidental, damages (including without limitation loss of profit) whether or not Telenetics has been advised of the possibility of such loss. The essential purpose of this provision is to limit the potential liability of Telenetics arising out of this Purchase Order.

10.  ACCEPTANCE BY SARGENT ELECTRIC - ENTIRE AGREEMENT

     The terms and conditions as set forth herein shall compliment the governing Subcontract. This Agreement shall not be modified, supplemented, qualified, or interpreted by any trade usage or prior course of dealing not made a part of the Purchase Order Subcontract by its express terms.

     The failure by Telenetics to enforce at any time any of the provisions of this Agreement, or to exercise any election or portion provided herein, shall in no way be construed as a waiver of such provisions or options, nor in any way to affect the validity of this Purchase Order or any part thereof, or the right of Telenetics thereafter to enforce each and every such provision.

     Sargent Electric hereby acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation by any person or entity except for the warranties or representations specifically set forth herein, or within the governing Subcontract.

11.  CANCELLATION AFTER ACCEPTANCE

     This Agreement may be cancelled by Sargent Electric only upon the payment of reasonable cancellation charges. For the purposes of this agreement, reasonable cancellation charges shall be fixed at 20% of the selling price for all cancelled units. Upon cancellation Sargent Electric shall have no rights to partially completed products.

12.  TERMINATION

     Sargent may terminate this agreement without cause upon written notice to Telenetics. In the event of termination without cause, the above Section
     11. cancellation fees shall apply. Sargent shall also have the right to terminate this agreement immediately in the event contractor fails to comply with the material provisions of this agreement and all reasonable attempts to cure such breach within 30 days have failed. In the event of termination with cause, the above cancellations fees shall not apply.

General Conditions of Purchase
--------------------------------------------------------------------------------

13.  SUBSTITUTIONS AND MODIFICATIONS

     Telenetics shall have the right to make substitutions and modifications in the specifications of Products sold by Telenetics provided that such substitutions or modifications will not materially affect overall Product performance, and are acceptable to Duquesne Light Company Company.

14.  ASSIGNMENT

     Without consent of Telenetics in writing, Sargent Electric may not assign any transactions associated herewith, except to an entity to which Sargent Electric assigns, transfers, and conveys substantially all of its assets into which it is merged or with which it is consolidated.

15.  BANKRUPTCY

     If Sargent Electric shall become bankrupt or insolvent or compounds with his creditors or commences to be wound up or suffers a receiver to be appointed, Telenetics shall be at liberty by notice in writing to cancel this Purchase Order without judicial intervention or declaration of default of Sargent Electric and without prejudice to any remedy which shall have accrued or shall accrue thereafter to Telenetics, subject to applicable federal and state law.

16.  MISCELLANEOUS

     Paragraph headings are provided for convenience of reference only and shall not limit of modify any term hereof. Stenographic and clerical errors are subject to corrections.

     The Agreement between the parties is made, governed by, and shall be construed in accordance with the laws of the State of PA.

     The governing subcontract shall identify the terms by which to pursue settlement of disputes.